EXHIBIT 99


                                CERTIFICATION BY
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                     TRUSTMARK CORPORATION AND SUBSIDIARIES
                         PURSUANT TO 18 U.S.C. ss. 1350


We, Richard G. Hickson, Chairman of the Board, President & Chief Executive Officer of Trustmark Corporation and Subsidiaries (Trustmark), and Zach L. Wasson, Treasurer of Trustmark, hereby certify that the accompanying report on Form 10-Q (Report) for the period ending June 30, 2002, and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 by Trustmark, fully complies with the requirements of that section.

We further certify that the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of Trustmark.



BY:       /s/ Richard G. Hickson                  BY:      /s/ Zach L. Wasson
          ----------------------                           ------------------
          Richard G. Hickson                               Zach L. Wasson
          Chairman of the Board, President                 Treasurer (Principal
          & Chief Executive Officer                        Financial Officer)

DATE:     August 12, 2002                         DATE:    August 12, 2002